For the semi annual period ended

(a) 10/31/96 File number (c) 811-

6047

                          SUB-

                             ITEM

                             77 0

                             EXHI

                             BITS

           Transactions Effected Pursuant
to Rule 10f-3 1.          Name of Issuer
 Lucent

2.   Date
of
Purchase
 4/3/96

3.   Number of
Securities Purchased
       51,400
4.   Dollar Amount of
Purchase
       $1,387,800

5.   Price Per Unit
       $27.00

6.   Name(s) of Underwriter(s)
or Dealer(s)
     From whom Purchased
       Morgan Stanley

7.   Other Members of the Underwriting
Syndicate
       Merrill Lynch, Pierce, Fenner
       and Smith Inc. Lehman Brothers
       Inc.
  Prudential Securities Incorporated
       Montgomery Securities
       Morgan Stanley & Co.
       Schroeder Wertheim & Co.
       CS First Boston Corporation
       Donaldson, Lufkin & Jenrette Securities
       Corporation    Ragen MacKenzie Incorporated
       Goldman Sachs & Co.
       Smith Barney Inc.
       Dean Witter Reynolds
       Inc. Sanford C.
       Bernstein & Co.,
       Inc. Alex, Brown &
       Sons Incorporated
       A.G Edwards & Sons
       Inc. Oppenheimer &
       Co.
   William Blair & Co.
      Advest, Inc.
       Dain Bosworth
       Inc. EVEREN
       Securities, Inc.
       First Manhattan
       Co. First of
       Michigan Corp.
       Furman Selz Inc.
Interstate/Johnson Lane
Corp. Edward D. Jones &
Co.
 Legg Mason Wood Walker, Inc.
       McDonald & Company
       Securities, Inc. Piper
       Jaffray
       Rauscher Pierce
       Refsnes, Inc. Wheat,
       First Securities, Inc.
       Bear, Sterns and
       Company, Inc. Arnold $
       S. Bleichroeder, Inc.
       J.P. Morgan Securities
       PaineWebber
       Incorporated
Robert W. Baird & Co.
Incorporated M.R. Beal &
Company
  J.C. Bradford and Company
       Cowen and Co. Crowell, Weedon &
       Co.
Deutsche Morgan Grenfell/C.J. Lawerence
Inc. Dillion, Reed & Co. Inc.
       Fahnestock and Co.
       Inc. Gabelli &
       Company, Inc.
Gerard Klauer Mattison &
Co. LLC Gruntal And Co.
Inc.
    Guzman and Co.
       Hambrecht &
       Quist LLC
Janney Montgomery Scott
Inc. WR Lazard, Laidlaw
& Luther Lazard Freres
& Co. LLC Needham & Co.
Inc.
       Paribas Corp.
       Parker/Hunter Inc.
       Pryor, McClendon,
       Counts & Co. Inc.
       Raymond James &
       Associates Inc.
       Robertson, Stevens and
       Company LLC The
       Robertson-Humphrey
       Company Inc. Salomon
       Brothers Inc.
  SBC Capital Markets
       Scott &
       Stringfellow
       Inc. Muriel
       Siebert $ Co.
       Inc. Stifel,
       Nicholas & Co.
       Inc. Sutro &
       Co. Inc.
       UBS Securities
       Wasserstein Parella
Securities, Inc.

International Underwriters

     Goldman Sachs International
Merrill Lynch International Limited
     ABN AMRO Bank N.V.
     Banque Paribas
     UBS Limited
     Morgan Stanley & Co.
     International Limited
     Comerzebank Aktiengesellschaft
     Credit Lyonnais
     Securities Daiwa
     Europe Limited
Robert Fleming & Co.
Limited Kleinwort Benson
Limited Swiss Bank
Corporation
Morgan Grenfell & Co.
Limited Bear Sterns
International Limited CS
First Boston Limited
JP Morgan Securities Ltd
     PaineWebber
     International UK LTD
     Argentina Bolsa SVB
     SA
 Cazenove &
     Co.
     CIBC
Wood Gundy
plc